SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934


                       September 15, 1997
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        Date of Report (Date of earliest event reported)


              AMERICAN RESOURCES OF DELAWARE, INC.
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     (Exact name of Registrant as specified in its charter)


                            Delaware
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         (State or other jurisdiction of incorporation)


     0-21472                                86-0713506
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(Commission File Number)        (IRS Employer Identification No.)


     160 Morgan Street
     P.O. Box 87
     Versailles, Kentucky                                40383
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(Address of principal executive offices)               (Zip Code)


                         (606) 873-5455
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      (Registrant's Telephone Number, including Area Code)


                         Not Applicable
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  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.  Not Applicable.

Item 2.   Acquisition or Disposition of Assets.  Not Applicable.

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.  Not
          Applicable.

Item 5.   Other Events.

          On September 15, 1997, the Company entered into a Letter of Intent with Prima Capital LLC ("Prima") providing for the acquisition of an interest in certain producing and non-producing oil and gas properties (the "Properties") located in Mississippi. The purchase price for the Properties is Two Million Eight Hundred Thousand Dollars ($2,800,000) which is to be paid at time of Closing. The Company currently owns a 3.5% interest in the Properties. A copy of the Letter of Intent between the Company and Prima is attached hereto as Exhibit "10.83", and incorporated herein.

          Rick G. Avare, the President and Chief Executive Officer of the Company, owns a twenty percent (20%) interest in Prima. After reviewing an independent geologist's report on the Properties, the Letter of Intent was approved by a majority of the disinterested directors of the Company at a Special Meeting of the Board of Directors held on September 15, 1997.

Item 6.   Resignation of Registrant's Directors.  Not Applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements.  Not applicable.

          (b)  Pro Forma Financial Information.  Not applicable.

          (c)  Exhibits:

               Exhibit 10.83  Copy of the Letter of Intent
                              between the Company and Prima

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMERICAN RESOURCES OF DELAWARE, INC.



                         By: /s/ Ralph A. Currie
                            ------------------------------------
                            Ralph A. Currie

                         Its:  Chief Financial Officer


Dated:  September 23, 1997
      --------------------

              AMERICAN RESOURCES OF DELAWARE, INC.
                        160 MORGAN STREET
                           P.O. BOX 87
                   VERSAILLES, KENTUCKY  40383
                   TELEPHONE:  (606) 873-5455
                   FACSIMILE:  (606) 873-4689


                        September 3, 1997


Prima Capital, LLC
Attn:  Rick G. Avare
Lexington, KY

RE:  Proposed Purchase of Prospects and Stock

Dear Mr. Avare:

     This letter (referred to as "Letter of Intent" or "Agreement") is intended to convey the proposal of American Resources of Delaware, Inc. ("ARI") to purchase certain interest in Prospects (referred to as "Assets") owned by Prima Capital, LLC ("Prima") with a view toward the execution and consummation, as soon as feasible, of a formal asset purchase agreement. The terms of ARI's proposal are set forth below:

     1.   PARTIES.  In the proposed transaction, the Buyer will
          -------
be ARI or an assignee of ARI, organized and properly financed for the purpose of such acquisition, and the Seller will be Prima and any and all other parties necessary for the transfer of Prima's Assets to ARI. For the purposes of this Letter of Intent, the Buyer and ARI will be considered one and the same and all references thereto will be made as ARI.

     2.   SALE OF ASSETS.  Prima agrees to sell, free and clear
          --------------
of all liens, claims and encumbrances, and ARI agrees to purchase, pursuant to the terms and conditions of this Agreement, the following Assets:

          The prospects, interest in the prospects and the carried costs in the prospects as more fully set forth in Exhibit A attached hereto and incorporated herein by reference. Prior to the closing of this transaction, Prima will provide ARI with an update as to what actions have been taken during the last sixty (60) days concerning the carried position and how much of that position remains to be paid for future activity.

September 3, 1997
Page 2

     3.   PURCHASE PRICE.  That for and in consideration of the
          --------------
sale of the Assets by Prima to ARI, the Purchase Price shall be Two Million Eight Hundred Thousand Dollars ($2,800,000.00). ARI agrees to advance to Prima upon the execution of this Agreement the sum of One Million One Hundred Thousand Dollars ($1,100,000.00) (the "Earnest Payment"), with the balance to be paid at the time of Closing.

     4.   ACCESS TO INFORMATION.  In order to consummate this
          ---------------------
sale of properties and permits, Prima agrees that it will exchange the following information (hereinafter referred to as evaluation information), if such information exists in Prima's files or within its control:

     a. Complete copies of all lease documents, deeds, easements, surface leases or agreements, or any other property document which affects or involves the properties identified herein.

     b. All title information concerning the properties, including but not limited to, title opinions, reports or abstracts.

     c. Copies of any and all oil and gas reserve reports and studies, including but not limited to, core logs, electrical logs, laboratory testing data, and any other geological or engineering reports concerning properties listed herein.

     d. A statement showing all royalties, overriding royalties, working interest and revenue interest required under each lease or agreement and a statement showing minimum or advance royalties or rentals paid under each lease or rental and the extent such have been recouped.

     e. A list of all pending litigation and all administrative action, or other known but unasserted claims against the properties and permits listed herein.

     f. The parties agree to provide reasonable access to the properties for viewing and inspection and agree to provide all information reasonably requested by the other party for purposes of conducting a customary investigation (due diligence). In the event of cancellation of this Agreement, all copies shall be returned to the original owner.

     g. Copies of all contracts and agreements affecting the transportation and sale of oil and gas from the properties identified herein.


     5.   TESTING.  The parties hereto agree that, upon written
          -------
request and Prima's prior approval which shall not be unreasonably withheld, ARI may perform tests on any of the

September 3, 1997
Page 3


properties to be sold herein. Such notice shall designate the type of test and location of such tests. The party requesting such tests shall be responsible for obtaining any governmental permits and shall be responsible for any reclamation which is required because of their activities.

     6.   DUE DILIGENCE.  The parties anticipate that due
          -------------
diligence will require a period of not less than twenty-one (21) days, nor more than forty-five (45) days and that subject to the parties' due diligence, this transaction will be consummated and the closing will be held within sixty (60) days. Following the execution of this Letter of Intent, the parties will proceed promptly with the preparation of a Definitive Agreement in the form and substance satisfactory to the parties hereto. However, said Definitive Agreement shall include, but not be limited to, ARI receiving all rights necessary to own, free and clear of liens and encumbrances, the Assets, including all necessary consents to transfer the properties and permits listed herein. Closing shall take place at the office of ARI in Versailles, Kentucky. In the event ARI for any reason elects not to complete this transaction, it shall have no obligations to Prima but shall have the right to require Prima to credit the transaction referred to in paragraph 3 above for the Earnest Payment.

     7.   AUTHORITY.  All parties hereto warrant that they have
          ---------
the authority and right to enter into this Letter of Intent and the Definitive Agreement contemplated.

     8.   LIENS AND ENCUMBRANCES.  Prima agrees that it has
          ----------------------
the property rights to the respective properties described herein, either by lease or deed, and will have the same at the time of closing, free and clear of all liens, claims or encumbrances except those set forth herein. Prima acknowledges and agrees on those properties which are currently in production that operations shall continue consistent with past production activities.

     9.   INFORMATION IMPAIRING PROPERTY.  The parties hereby
          ------------------------------
acknowledge and agree that, if based upon the due diligence referenced above, ARI encounters reserve information, environmental information, royalty information, title information or any other germane information, which in good faith substantially or materially impairs the property, the reserves, the valuation of the property or exposes the party to additional liability which was not contemplated by ARI, it may, at any time prior to closing, inform the other party in writing and thereby terminate this Letter of Intent. By such termination, the parties shall be relieved of any and all obligation to consummate the transaction as contemplated herein.

September 3, 1997
Page 4

     10.  CONFIDENTIAL INFORMATION.  All parties agree to hold
          ------------------------
and will cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, other requirements of law, all documents and information furnished in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) known by a party prior to the commencement by the parties of negotiations related to the transaction contemplated by this Agreement, (ii) in the public domain through no fault of a party, or (iii) lawfully acquired from other sources by a party subsequent to the commencement by the parties of negotiations related to the transactions contemplated by this Agreement, and the parties will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. The parties shall be deemed to have satisfied their obligation to hold confidential information concerning or supplied by the other party if its exercises the same care as it takes to preserve the confidentiality of its own similar information. In the event the closing does not occur, the parties will redeliver to the other parties all documents, work papers and other material of the other parties relating to the transactions contemplated by this Agreement.

     11.  NON-INTERFERENCE.  Prima agrees that it shall not,
          ----------------
between the date of the execution of this Letter of Intent and the closing enter into or conduct any discussions with any other prospective purchaser or take any corporate action which would have an adverse effect on the contemplated transaction for the above-described properties.

     12.  COSTS.  The parties hereto agree that each shall bear
          -----
their respective legal, accounting, engineering, and any other costs or expenses in the preparation or consummation of the transaction contemplated by this Letter of Intent.

     13.  DEFINITIVE AGREEMENT.  This letter constitutes a letter
          --------------------
of intent and is not the Definitive Agreement referred to herein.
Upon execution of this letter by both Seller and Buyer, the parties shall negotiate with each other exclusively regarding definitive documentation, with the object of executing the Definitive Agreement on or before October 1, 1997. This Letter of Letter may be terminated and the proposed acquisition may be abandoned without any liability or obligation of either party to the other at any time by mutual consent of all parties hereto or by ARI as set forth in Section 6.

     14.  BINDING LETTER OF INTENT.  This Letter of Intent
          ------------------------
shall be binding upon and inure to the benefit of each of the parties hereto and to their respective successors and assigns.

September 3, 1997
Page 5


     15.  SIMULTANEOUS COUNTERPARTS.  This Letter of Intent
          --------------------------
may be executed simultaneously (whether by original or facsimile signature) or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     16.  NOTICE.  Any notice to be given hereunder shall be
          ------
given by personal delivery or by depositing such notice in the United States mail, duly registered or certified with postage prepaid, addressed as follows:

     To Prima:      Prima Capital LLC
                    1532 Lakewood Drive
                    Lexington, KY  40502


     To ARI:        American Resources of Delaware, Inc.
                    160 Morgan Street
                    Versailles, KY  40383


                         American Resources of Delaware, Inc.



                         /s/ Ralph Currie
                         ---------------------------------------
                         By:  Ralph Currie
                         Its:  Chief Financial Officer

Have seen and agreed to the
terms and conditions of this
Letter of Intent.

Prima Capital LLC



/s/ Rick G. Avare
---------------------------
By:  Rick G. Avare
Its:  Administrative Member